UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2006

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Hudson Street, New York, New York 10014

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 807-9060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 14, 2006, dELiA*s, Inc. (the “Company”) entered into a Lease with Matana LLC to lease part of the 9th floor and the entire 10th floor at 50 West 23rd Street, New York, New York (the “Lease”). The premises will house the Company’s principal executive offices. Pursuant to the Lease, the premises will consist of approximately 52,220 square feet and the Lease will be effective on the later of September 1, 2006 and the date the landlord delivers vacant and exclusive possession with landlord’s work substantially complete. It is expected the premises will be delivered on or about September 1, 2006 with six months’ free rent from the date of delivery. The term of the Lease is ten years from the rent commencement date. The base annual fixed rent for the first year after the rent commencement date is $1,671,040 subject to a 2.5% compounded fixed annual increase for each following year and subject to a two dollar per square foot increase in the base annual fixed rent commencing in the sixth year as set forth in the Lease. Pursuant to the terms of the Lease, the landlord is providing a tenant improvement allowance of an amount not to exceed (i) $1,827,700 in connection with certain initial alterations and (ii) an additional $40,000 in connection with certain other construction costs. The Company expects to move into the premises in March 2007. The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which is filed herewith as an exhibit and is hereby incorporated herein by reference.

The lease covering the Company’s existing principal executive offices, currently located at 435 Hudson Street, New York, New York, will expire on March 31, 2007. The Company determined to enter into the new Lease as a result of its inability to reach an agreement with the landlord for the Hudson Street premises on acceptable renewal terms of its current lease.

The Company expects to incur capital expenditures, in excess of the tenant improvement allowance, related to the move and construction costs, primarily during the 2nd half of fiscal 2006 and 1st quarter of fiscal 2007. The Company does not expect these capital expenditures to have a material adverse effect on its business, financial condition or operating results.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Lease Between Matana LLC, Landlord and dELiA*s, Inc., Tenant, dated as of August 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, INC.
(Registrant)

Date: August 18, 2006	/s/ Robert E. Bernard
Robert E. Bernard, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease Between Matana LLC, Landlord and dELiA*s, Inc., Tenant, dated as of August 14, 2006